UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Universal Capital Management, Inc.

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Universal Capital Management, Inc.

2601 Annand Drive

Suite 16

Wilmington, DE 19808

Notice of Special Meeting of Stockholders

To Be Held on May 8, 2006

To the Stockholders:

Notice is hereby given that a Special Meeting of Stockholders of Universal Capital Management, Inc. will be held on Monday, May 8, 2006, commencing at 9:00 a.m. local time, at 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808 (telephone: 302-998-8824).

The Special Meeting will be held for the following purpose:

1. To approve the Company’s 2006 Equity Incentive Plan and to authorize the issuance of securities pursuant to such Plan.

Only stockholders of record at the close of business on April 14, 2006, the record date, will be entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof.

Information concerning the matter to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if he or she returned a proxy.

Sincerely,

William Colucci
Secretary

Wilmington, Delaware

April 27, 2006

UNIVERSAL CAPITAL MANAGEMENT, INC.

PROXY STATEMENT

Special Meeting of Stockholders

May 8, 2006

SOLICITATION OF PROXIES, REVOCABILITY AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Universal Capital Management, Inc., a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders or any postponement or adjournment thereof (the “Meeting”). The Meeting is scheduled to be held on Monday, May 8, 2006, commencing at 9:00 a.m. local time, at 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 27, 2006.

Outstanding Shares and Voting Rights

The Board of Directors of the Company (the “Board of Directors”) has set the close of business on April 14, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 4,916,134 shares of the Company’s common stock (“Common Stock”) outstanding. These securities constitute the only class of securities entitled to vote at the Meeting.

The holder of each share of Common Stock outstanding on the Record Date is entitled to one vote on the matter to be considered.

Quorum and Voting

The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

Required Vote

Proposal No. 1 requires the approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions will have the same effect as votes against such proposal. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote.

Revocability of Proxies

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the instructions on the proxy card or, as to any matter as to which no instructions are given, FOR the adoption of the 2006 Equity Incentive Plan.

Stockholder Proposals

If a stockholder wishes to submit a proposal to be included in the proxy materials for the 2006 Annual Meeting of Stockholders, the Company must receive such proposal by June 30, 2006. Stockholder proposals to be presented at the 2006 Annual Meeting of Stockholders, but not included in the related proxy material, must be received no later than July 31, 2006. The Company is not required to include stockholder proposals in the proxy materials relating to the 2006 Annual Meeting of Stockholders if such proposal does not meet all of the requirements for inclusion established by the Securities and Exchange Commission (the “SEC”) and the Company By-laws in effect at that time.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to stockholders by the Company. The Company’s solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

SECURITY OWNERSHIP

The following table sets forth information concerning the shares of our common stock that are beneficially owned by each of our directors and executive officers, by all of our directors and executive officers as a group, and by each person who owns 5% or more of our outstanding common stock based on filings made by such persons with the SEC. Unless otherwise indicated, the amounts are based on the number of Company shares held by such persons as of April 14, 2006. The address of each person in the table where no other address is specified is c/o Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808. No officer, director, or promoter has the right to acquire shares of common stock of the Company pursuant to options, warrants, convertible securities, or other contract rights.

Beneficial Owner	Beneficial Number of Shares		Ownership Percent of Total (1) (2)
Michael D. Queen	0	(3)	*
William R. Colucci	250,000		5.09%
Joseph Drennan	400,000		8.14%
Jeff Muchow	100,000		2.03%
Steven P. Pruitt, Jr.	100,000		2.03%
Thomas M. Pickard, Sr.	50,000		1.08%
L&B Partnership 3128 New Castle Avenue New Castle, DE 19720	300,000		6.10%
McCrae Associates LLC 196 Fern Avenue Litchfield, CT 06759	300,000		6.10%
Zenith Holdings Inc. 3100 Old Limestone Road Wilmington, Delaware 19808	300,000		6.10%
All executive officers and directors as a group (6 persons)	900,000	(3)	18.31%

*	Less than one percent

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 4,916,134 shares outstanding on April 14, 2006, adjusted as required by rules promulgated by the SEC.

(3)	Excludes 350,000 shares owned indirectly by Mr. Queen’s wife (of which 300,000 shares are owned by Zenith Holdings Inc.) as to which he disclaims beneficial ownership.

PROPOSAL 1

THE 2006 EQUITY INCENTIVE PLAN

(Item 1 on Proxy Card)

The 2006 Equity Incentive Plan (the “Incentive Plan” or “Plan”) was unanimously approved by the Board of Directors on April 4, 2006. The Incentive Plan authorizes the grant of options to any individual, including, but not limited to, officers, employees, affiliates and directors of the Company to purchase shares of the Company’s common stock. Up to 2,000,000 shares of common stock are authorized to be issued under the Incentive Plan. A copy of the Plan is being filed as Appendix A to this Proxy Statement.

The following summary describes the material features of the Incentive Plan which is qualified in its entirety by reference to the Incentive Plan.

Term and Purpose

The Incentive Plan will become effective upon the approval by the stockholders pursuant to this Proxy Statement. No awards may be granted under the Incentive Plan after April 4, 2016, but awards granted prior to such date may extend beyond that date. The purpose of the Incentive Plan is (i) to assist the Company in attracting and retaining employees with outstanding abilities; (ii) to promote the identification of the employees’ interests with those of the stockholders of the Company; and (iii) to issue options to non-employees, which the Board or its committee determines is in the best interest of the Company and its stockholders.

Administration

The Incentive Plan is administered and interpreted by the Board or a committee to which administration of the Plan is delegated by the Board.

Subject to other provisions of the Plan, the Board or the committee has the authority: (i) to grant options (the “Options”); (ii) to determine the Fair Market Value of the shares; (iii) to determine the exercise prices of Options, which exercise prices shall in no event be less than the Fair Market Value of the shares covered by the grant at the date of issuance; (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option grant; (v) subject to Section 7 of the Plan, to determine the terms of each Option, which terms shall be set forth in the Award Agreement; (vi) to interpret the Plan; (vii) with the consent of the holder of an Option, to modify or amend any Option; (viii) to authorize any person to execute any Award Agreement on behalf of the Company; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan not specifically reserved to the Board or stockholders of the Company pursuant to Section 61 of the Investment Company Act of 1940, as amended (the “40 Act”).

All questions of interpretation, implementation, and application of the Plan shall be determined by the Committee or the Board, as applicable. Such determinations shall be final and binding on all persons.

Shares Available Under Incentive Plan

The maximum aggregate number of shares of common stock that may be issued under the Incentive Plan is 2,000,000 shares. If any Option granted under the Incentive Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Incentive Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company’s capital stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and the maximum number of shares that may be granted to any optionee in any calendar year and (ii) the kind, number and exercise price of shares subject to outstanding Options, in each case as may be determined by the Board or the Committee, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Board or the Committee, in its sole discretion. In connection with any event described in Section 4.1 of the Plan or a sale by the Company of all or substantially all of its assets, the Board or the Committee may provide, in its sole discretion, for the cancellation of any outstanding awards in exchange for a payment in cash or other property equal to the Fair Market Value of the security issuable on exercise of such cancelled award less the exercise price or purchase price thereof.

Notwithstanding Section 4.1 of the Plan, the amount of voting securities that would result from the exercise of all outstanding Options at the time of grant under the Plan shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from exercise of all outstanding Options granted under the Plan to the Company’s directors, officers and employees pursuant to any executive compensation plan meeting the requirements of Section 61(a)(3)(B) of the 40 Act would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding Options at the time of grant under the Plan shall not exceed 20% of the outstanding voting securities of the Company.

Eligibility

Every individual, including, but not limited to, any individual who at the date of grant of an Option is (i) an employee or (ii) a non-employee director, is eligible to receive Options under the Plan.

The foregoing notwithstanding, no Options shall be issued under the Plan to any (i) non-employee director unless all of all the requirements of Section 61(a)(3)(B)(i)(II) of the 40 Act have been satisfied or (ii) individual who is neither an employee nor a non-employee director, unless, in both cases, the Board or the committee determines prior to such issuance that it is in the best interest of the Company and its stockholders and otherwise satisfies all of the requirements of Section 61(a)(3)(C)(ii) of the 40 Act.

Stock Options

General. A stock option is a contractual right to purchase a number of shares at a price determined at the date the option is granted. Options granted under the Incentive Plan may be designated noncompensatory Options, Non-Qualified Stock Options (that is, options that do not qualify as incentive stock options under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or Incentive Stock Options. Each Option granted under the Incentive Plan will be evidenced by, and subject to the terms of, an Award Agreement that specifies the number of shares of common stock subject to the Option, the Option exercise price, the Option term, whether the Option is a noncompensatory Option, Incentive Stock Option or a Non-Qualified Stock Option, and other terms and conditions applicable to the Option.

Price and Term. The Option exercise price for Options granted under the Incentive Plan will be fixed by the Board at the time of grant. Incentive Stock Options shall be granted only to employees. The exercise price of all Options granted under the Plan shall be at least equal to the Fair Market Value of the shares subject to the Options as of the date of grant; provided, however, that no Incentive Stock Option shall be granted to any employee who at the time the Incentive Stock Option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company, determined in accordance with the provisions of sections 422(b)(6) and 424(d) of the Code, unless the exercise price of such Incentive Stock Option is at least 110% percent of the Fair Market Value of the shares subject to the Incentive Stock Option as of the date of grant and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

An Incentive Stock Option shall be granted under the Plan only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of section 422 of the Code) are exercisable for the first time by any optionee during any calendar year (under the Plan and all other plans of the Company within the meaning of section 422(d) of the Code) does not exceed $100,000.

Fair Market Value of shares is defined under the Plan to mean (i) if the shares are then listed and traded on a registered national or regional securities exchange or quoted on The National Association of Securities Dealers Automated Quotation System, the average of the high and low sales price of a share on such exchange or quotation system on the date of a grant or issuance of an Option, or (ii) if the shares are not traded on a registered national or regional securities exchange or quoted in such a quotation system, the fair market value as determined by the Committee, based on such valuation methods as the committee determines to be appropriate as long as such methods are permitted by the 40 Act; provided, however, that in no event shall Fair Market Value be less than that determined under section 409A of the Code.

Vesting, Exercisability and Method of Exercise. An optionee’s vesting schedule shall be set forth on the Award Agreement covering the Options granted. When the provisions of the Award Agreement are satisfied, the Option is “vested” and may be exercised in accordance with the terms of the Incentive Plan. Options that are vested may be exercised in whole or in part at any time during the Option term by delivering to the Company written notice of exercise, specifying the number of shares of common stock to be purchased and the Option exercise price, and payment in full of the Option exercise price.

The Committee may authorize any one or more of the following additional methods of payment: (i) delivery by the optionee of shares already owned by the optionee for all or part of the exercise price, provided the Fair Market Value of such shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the optionee is authorized to pay by delivery of such shares, (ii) through the surrender of shares then issuable upon exercise of the Option, provided the Fair Market Value of such shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the optionee is authorized to pay by surrender of such shares or (iii) by delivery of a promissory note that complies with Section 7.1.3 of the Plan; provided, that, payment with a promissory note is only acceptable from optionees who are not executive officers or directors of the Company.

No Option shall be exercisable more than 10 years after the date of grant.

Termination of Employment or Service.

If for any reason other than death or disability, an optionee who at time of the grant of an Option under the Plan was an employee of the Company ceases to be an employee (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination; provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the expiration date of such Option).

If an optionee dies or becomes permanently and totally disabled (within the meaning of section 22(e)(3) of the Code) or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Award Agreement or by amendment thereof (but in no event after the expiration date of such Option).

For purposes of the Plan, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company is guaranteed either contractually or by statute.

Each optionee shall, no later than the date as of which any amount attributable to an Option first becomes includible in the gross income of the optionee for tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such security. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

Individual Limits

During any calendar year, individual limits apply to grants made under the Incentive Plan. The aggregate fair market value (determined as of the date an option is granted) of the capital stock with respect to which Incentive Stock Options are first exercisable by any individual in any calendar year (under the Plan and any other plans maintained by the Company) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, no individual shall, in any calendar year, be granted Options to purchase more than 400,000 shares.

Federal Income Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. Also not discussed are tax consequences that may exist for optionees who work or reside outside the United States, with respect to the laws of such foreign nations of work or residence. The Incentive Plan contains authority for the Board to grant options with special terms and conditions, as may be considered desirable by it to improve the tax efficacy of the stock option under the tax laws of such country.

Non-Qualified Stock Options. Under present Treasury regulations, a service provider, such as an employee, who is granted a Non-Qualified Stock Option will not realize taxable income at the time the Option is granted. In general, the service provider will be subject to tax in the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The service provider’s basis for the shares so acquired will be equal to the exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the service provider will realize a capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

Incentive Stock Options. An Incentive Stock Option may be issued only to an employee of the Company. An optionee is not taxed at the time an Incentive Stock Option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the Option.

If the optionee satisfies both the employment rule and the holding rule, for federal tax purposes the optionee will not realize income upon exercise of the option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

If the optionee meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the Option price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences will apply for an optionee subject to the alternative minimum tax.

THE FOREGOING DESCRIPTION APPLIES ONLY TO SERVICE PROVIDERS AND THE TAX EFFECTS ON OPTIONEES WHO ARE NOT SERVICE PROVIDERS WILL BE DIFFERENT.

Impact of Section 409A. The American Jobs Creation Act of 2004, enacted on October 22, 2004, amended the Internal Revenue Code to make significant changes to the federal income tax rules governing nonqualified deferred compensation plans. The Act added new Section 409A to the Internal Revenue Code (“Section 409A”) which applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is “vested” on the date that the recipient’s right to receive the amount is no longer conditioned on the recipient’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year. Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to non-qualified stock options, restricted stock awards and performance share awards under the Plan and the provisions of the Plan have been drafted to comply with Section 409A as interpreted under the guidance currently available.

THE FOREGOING IS A GENERAL SUMMARY OF CURRENT FEDERAL INCOME TAX TREATMENT. THESE TAX RULES ARE COMPLEX AND SUBJECT TO CHANGE.

Withholding of Taxes

The Company has the right to reduce the number of shares of common stock otherwise deliverable pursuant to the Incentive Plan by the amount that would have a fair market value equal to the amount of all federal, state and local taxes to be withheld, or to deduct the amount of these taxes from any cash payment to be made to a participant pursuant to the Incentive Plan or otherwise. In connection with this withholding, the Company may make such arrangements, consistent with the Incentive Plan, as it deems appropriate.

Termination or Amendment

The Board may at any time amend, alter, suspend or discontinue the Incentive Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect the outstanding Options held by such holder except to conform the Plan and Options to the requirements of (a) federal or other tax laws relating to Incentive Stock Options or (b) the Securities Act of 1933 or (c) the 40 Act. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless the Board concludes that stockholder approval is advisable or required, whether pursuant to the terms of the 40 Act, applicable stock exchange rules, or otherwise. Unless sooner terminated, the Incentive Plan will expire on April 4, 2016, and no Options may be granted after that date.

Awards to be Granted to Certain Individuals and Groups

As indicated above, the Board of Directors has the discretion to determine the number of Options granted under the Incentive Plan. Consequently, the actual number of Options to be granted in the future under the Incentive Plan is not determinable but Options representing no more than 2,000,000 may be awarded. As of April 27, 2006, no awards have been granted under the Incentive Plan.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation received by the executive officers of the Company:

						Long-Term Compensation
	Annual Compensation					Awards Payouts
Name and Principal Position	Fiscal Year		Salary ($)		Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)
Michael D. Queen President	2006 2005	(1)	$ $	175,000 80,769	—	—	—	—	—
William R. Colucci Vice President and Secretary	2006 2005	(1)	$ $	125,000 57,692	—	—	—	—	—
Joseph Drennan Chief Financial Officer and Vice President	2006 2005	(1)	$ $	125,000 57,692	—	—	—	—	—

(1)	The 2005 fiscal year represents the period from August 16, 2004 (inception) to April 30, 2005 and the amounts paid reflect annual salaries of $175,000 for Mr. Queen and $125,000 for Messrs. Colucci and Drennan which first became payable as of November 15, 2004.

Other than the 2006 Equity Compensation Plan which is the subject of this Proxy Statement, the Company does not currently have any stock option, pension plan, long-term incentive plan, or other compensation plan. No options have been issued under the 2006 Equity Incentive Plan.

The Company has not entered into any employment agreements with any of its officers or directors. Directors are not currently compensated for their services as directors.

COMPENSATION TABLE

Name of Person, Position	Aggregate Compensation From Fund[1]	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Michael D. Queen, President & Director	$175,000	$0	$0	$0
William R. Colucci, Vice President & Secretary	$125,000	$0	$0	$0
Joseph T. Drennan, Chief Financial Officer, Vice President & Director	$125,000	$0	$0	$0
Jeffrey Muchow, Director	$0	$0	$0	$0
Steven P. Pruitt, Jr., Director	$0	$0	$0	$0
Thomas M. Pickard, Sr., Director	$0	$0	$0	$0
(1)	The amounts in this column reflect the amounts intended to be paid during the Company’s 2006 fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Although the Company does not have a compensation committee, the independent directors are responsible for reviewing compensation for senior executives. At present, the basic component of the executive compensation program is base salary.

Base Salary: Base salaries for executives, including the President, are set according to the responsibilities of the position, the specific skills and experience of the individual, the individual’s performance and the competitive market for executive talent. Market data is gathered from salary surveys of comparable companies operating in the same and similar industries. The independent directors review salaries annually and adjust them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

The independent directors intend on reviewing the possibility of implementing certain life and health insurance plans during the upcoming fiscal year.

The compensation of the President in fiscal year 2006 was determined in a manner substantially consistent with that of other executive officers, taking into account the independent directors’ evaluation of the Company’s need to attract, motivate and retain a highly qualified President.

The Independent Directors who fulfill the function of approving executive compensation are:

Steven P. Pruitt, Jr

Jeffrey Muchow

Thomas M. Pickard, Sr.

STOCK PERFORMANCE

The Company’s performance peer group is composed of Utek Corporation, Harris and Harris and Safeguard Scientifics, Inc. which are other public “venture capital” firms that invest in similar kinds of early stage and growth stage companies. Utek and Harris and Harris are regulated as business development companies as is the Company. Performance is measured from October 31, 2004, the Company’s first reporting period, to January 31, 2006.

GENERAL INFORMATION

Stockholders who wish to obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for the 2005 fiscal year, as filed with the SEC, may do so by writing or calling William Colucci, Secretary, Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, Delaware 19808 (telephone: 302-998-8824).

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits a single set of such documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicative information received at a household and reduces mailing and printing costs as well.

If one set of these documents was sent to your household for the use of all Company stockholders in your household, and one or more of you would prefer to receive your own set of such materials, please contact the Company at the address or telephone number set forth above.

In addition, (i) if any stockholder who previously consented to householding desires to receive a separate copy of the proxy statement or annual report for each stockholder at his or her address or (ii) if any stockholder shares an address with another stockholder and both stockholders at such address desire to receive only a single copy of the proxy statement or annual report, then such stockholders should contact the Company at the address or telephone number set forth above.

Appendix A

Universal Capital Management, Inc.

2006 Equity Incentive Plan

1.	PURPOSE OF THE PLAN

The purpose of this Universal Capital Management, Inc. 2006 Equity Incentive Plan is to (i) assist Universal Capital Management, Inc. in attracting and retaining Employees with outstanding abilities; (ii) to promote the identification of the Employees’ interests with those of the stockholders of the Company; and (iii) to issue Options to Non-Employees, which the Board or its Committee determines is in the best interest of the Company and its stockholders.

2.	DEFINITIONS

For the purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Award Agreement” means the written agreement, executed by the committee or the Board or its delegate, and the Optionee, that sets forth the terms of an Option.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the Committee described in Section 5.1 hereof.

“Company” means Universal Capital Management, Inc., a Delaware corporation.

“Director” means a member of the Board.

“Employee” means an individual who is employed by the Company, as determined by the Board or the Committee in its sole discretion.

“Fair Market Value” of Shares means (i) if the Shares are then listed and traded on a registered national or regional securities exchange or quoted on The National Association of Securities Dealers Automated Quotation System, the average of the high and low sales price of a Share on such exchange or quotation system on the date of a grant or issuance of an Option, or (ii) if the Shares are not traded on a registered national or regional securities exchange or quoted in such a quotation system, the fair market value as determined by the Committee, based on such valuation methods as the Committee determines to be appropriate as long as such methods are permitted by the 40 Act; provided, however, that in no event shall Fair Market Value be less than that determined under section 409A of the Code.

“Incentive Stock Option” means an Option that is designated as an incentive stock option in the Award Agreement, to the extent such Option qualifies as an “incentive stock option” under section 422 of the Code.

“40 Act” means the Investment Company Act of 1940, as from time to time amended.

“Non-Employee Director” means a Director who is not an Employee.

“Option” means the right to purchase Shares, as set forth in an Award Agreement.

“Optionee” means any individual to whom an Option has been granted, all or a portion of which remains unexercised.

“Plan” means the Universal Capital Management, Inc., 2006 Equity Incentive Plan, as set forth herein and as amended from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended or any successor rule.

“Share” means one share of voting common stock, par value $.001 per share, of the Company, and such other stock that may be substituted therefor pursuant to Section 7 hereof.

3.	ELIGIBLE PERSONS

Every individual, including, but not limited to, any individual who at the date of grant of an Option is (i) an Employee or (ii) a Non-Employee Director, is eligible to receive Options under this Plan.

The foregoing notwithstanding, no Options shall be issued hereunder to any (i) Non-Employee Director unless all of all the requirements of Section 61(a)(3)(B)(i)(II) of the 40 Act have been satisfied or (ii) individual who is neither an Employee nor a Non-Employee Director, unless, in both cases, the Board or the Committee determines prior to such issuance that it is in the best interest of the Company and its stockholders and otherwise satisfies all of the requirements of Section 61(a)(3)(C)(ii) of the 40 Act.

4.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

4.1 Subject to Section 4.2, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed Two Million (2,000,000) shares of common stock of the Company. The Shares covered by the portion of any grant under this Plan which expires unexercised shall become available again for grants under this Plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be granted to any Optionee in any calendar year and (ii) the kind, number and exercise price of shares subject to outstanding securities, in each case as may be determined by the Board or the Committee, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Board or the Committee, in its sole discretion. In connection with any event described in this Section 4.1 or a sale by the Company of all or substantially all of its assets, the Board or the Committee may provide, in its sole discretion, for the cancellation of any outstanding Award Agreement in exchange for a payment in cash or other property equal to the Fair Market Value of the Option issuable on exercise of such cancelled Award Agreement less the exercise price or purchase price thereof.

4.2 Notwithstanding Section 4.1, the amount of voting securities that would result from the exercise of all outstanding Options at the time of grant hereunder shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from exercise of all outstanding Options granted hereunder to the Company’s Directors, officers and Employees pursuant to any executive compensation plan meeting the requirements of Section 61(a)(3)(B) of the 40 Act would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding Options at the time of grant hereunder shall not exceed 20% of the outstanding voting securities of the Company.

5.	ADMINISTRATION

5.1 This Plan shall be administered by the Board or by a committee to which administration of the Plan, or of part of the Plan, is delegated by the Board. The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with applicable stock exchange rules, Rule 16b-3 and section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors,” within the meaning of said Rule 16b-3, and “outside directors,” within the meaning of section 162(m) of the Code. The foregoing notwithstanding, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties under this Plan, provided that in the event that the Board grants Options, each such grant shall be approved by a majority of the members of the Board who have no financial interest in the proposed issuance and by a majority of the Board as a whole.

5.2 Subject to the other provisions of this Plan, the Board or the Committee shall have the authority, in its discretion and subject to the provisions of Section 5.1: (i) to grant Options; (ii) to determine the Fair Market Value of the Shares; (iii) to determine the exercise prices of Options, which exercise prices shall in no event be less than the Fair Market Value of the Shares covered by the grant at the date of issuance; (iv) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option grant; (v) subject to Section 7, to determine the terms of each Option, which terms shall be set forth in the Award Agreement; (vi) to interpret this Plan; (vii) with the consent of the holder of an Option, to modify or amend any Option; (viii) to authorize any person to execute any Award Agreement on behalf of the Company; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan not specifically reserved to the Board or stockholders of the Company pursuant to Section 61 of the 40 Act. The Board or the Committee may delegate nondiscretionary administrative duties to such Employees or other parties as it deems proper.

5.3 All questions of interpretation, implementation, and application of this Plan shall be determined by the Committee or the Board, as applicable. Such determinations shall be final and binding on all persons.

6.	GRANTING OF OPTIONS; AGREEMENT

6.1 No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

6.2 Each Option shall be evidenced by an Award Agreement, in form satisfactory to the Committee, executed by the Company and the Optionee.

7.	TERMS AND CONDITIONS OF OPTIONS

7.1 General Terms and Conditions of Options. Unless otherwise provided in an Award Agreement, all Options shall be subject to the following terms and conditions:

7.1.1 Time of Exercise. Subject to Section 6, Options granted under this Plan shall be exercisable in accordance with the terms of the Award Agreement.

7.1.2 Non-transferability of Rights. No Option shall be assignable or otherwise transferable by the Optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

7.1.3 Payment. Except as provided below, payment in full, in cash, shall be made for all Shares purchased at the time notice of exercise of an Option is given to the Company. Such notice shall be in the form approved by the Board or Committee. The Committee may authorize any one or more of the following additional methods of payment:

(a) Delivery by the Optionee of Shares already owned by the Optionee for all or part of the exercise price, provided the Fair Market Value of such Shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such Shares;

(b) Through the surrender of Shares then issuable upon exercise of the Option, provided the Fair Market Value of such Shares is equal on the date of exercise to the aggregate exercise price, or such portion thereof as the Optionee is authorized to pay by surrender of such Shares; and

(c) Delivery by the Optionee of a promissory note; provided, that payment with a note is only acceptable by Optionees who are not executive officers or Directors. Such promissory notes must be recourse to the maker and must (i) have a term of not more than one year; (ii) bear interest at no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made; (iii) at all times be fully collateralized (such collateral may include any securities issued by the Company); (iv) be approved by a majority of the directors of the Company who have no financial interest in such transaction and a majority of such directors who are not interested persons of the Company as defined in Section 2(a)(19) of the 40 Act on the basis that the loan is in the best interests of such Company and its shareholders; and (v) be substantially in the form of Exhibit I.

7.1.4 Termination of Employment.

(a) If for any reason other than death or disability, an Optionee who at time of the grant of an Option under the Plan was an Employee ceases to be an Employee (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination; provided, however, that if such exercise of the Option would result in liability for the Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b) (but in no event after the expiration date of such Option).

(b) If an Optionee dies or becomes permanently and totally disabled (within the meaning of section 22(e)(3) of the Code) or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the Optionee, by the Optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the Optionee or any longer period specified in the Award Agreement or by amendment thereof (but in no event after the expiration date of such Option).

(c) For purposes of this Section 7.1.4, an Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Committee, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee’s right to reemployment by the Company is guaranteed either contractually or by statute.

7.1.5 Each Optionee shall, no later than the date as of which any amount attributable to an Option first becomes includible in the gross income of the Optionee for tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such security. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

7.1.6 Term. No Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the Award Agreement.

7.1.7 Total Purchase. No Optionee shall, in any calendar year, be granted Options to purchase more than 400,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in this Plan, the above limit shall automatically be adjusted in the same ratio.

7.1.8 Exercise Price for Options.

(a) Incentive Stock Options shall be granted only to Employees. The exercise price of each Option shall be at least equal to the Fair Market Value of the Shares subject to the Option as of the date of grant provided, however, that no Incentive Stock Option shall be granted to any Employee who at the time the Incentive Stock Option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company, determined in accordance with the provisions of sections 422(b)(6) and 424(d) of the Code, unless the exercise price of such Incentive Stock Option is at least 110% percent of the Fair Market Value of the Shares subject to the Incentive Stock Option as of the date of grant and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

(b) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the

Shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Company within the meaning of section 422(d) of the Code) does not exceed $100,000.

8.	MANNER OF EXERCISE

8.1 An Optionee wishing to exercise an Option shall give notice to the Company in the form approved by the Board or the Committee accompanied by payment of the exercise price and provision for withholding taxes as provided in Section 7.

8.2 Promptly after the receipt of notice of exercise of an Option and the payments required under Section 8.1, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of Shares. An Optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any Shares covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such Shares.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any Optionee’s position as Director, officer and/or Employee at any time, nor confer upon any Optionee any right to continue in any such position with the Company.

10.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”) and the 40 Act.

11.	NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of incentives or securities other than under the Plan.

12.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect the outstanding Options held by such holder except to conform this Plan and Options to the requirements of (a) federal or other tax laws relating to incentive stock options or (b) the Securities Act of 1933 or the 40 Act. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless the Board concludes that stockholder approval is advisable or required, whether pursuant to the terms of the 40 Act, applicable stock exchange rules, or otherwise.

13.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until consent of more than a majority of the outstanding securities of the Company approve such Plan, whether by written consents or by voting at a validly called stockholders’ meeting; provided, further, however, that in addition to such stockholder approval, no Options shall be issued to any individual who is not an Employee until the Plan is approved by order of the Commission pursuant to Section 61(a)(3)(B)(i)(II) of the 40 Act. Options may be granted and exercised under this Plan only in compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.

14.	COMPLIANCE WITH LAW

Notwithstanding the foregoing, for so long as the Company is a regulated business development company under the 40 Act: (i) this Plan shall be implemented in accordance with the provisions of the 40 Act and no grants may be made in violation of the provisions of the 40 Act, (ii) this Plan shall not be effective as to any grant that is prohibited under the 40 Act without Commission relief unless or until the Commission, upon application by the Company, shall issue an order granting relief to allow the Company to make such grant pursuant to the Plan, and (iii) any grant made in violation of the 40 Act will be null and void.

Exhibit I

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE is made as of the              day of                     , 20         at                     ,                     .

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay to the order of Universal Capital Management, Inc. (“Payee”) the principal sum of                      Dollars ($            ) in lawful money of the United States of America with interest calculated on the balance remaining unpaid from time to time at the rate of                      (            %) per annum, which represents the [rate applicable to 90-day U.S. Treasury bills] on the date hereof.

Except as provided otherwise in this Promissory Note, (a) repayment shall be made in eleven (11) equal monthly installments of                      Dollars ($            ) each, payable on the first day of each calendar month; (b) the first such payment shall be made on the first day of             , 20        ; and (c) if not sooner paid in accordance with the terms hereof, all remaining principal and interest shall become due and payable on the first anniversary hereof.

Maker may prepay the principal hereof in whole or in part at any time and from time to time without penalty or premium; provided, however, that partial prepayments of principal shall be applied to the monthly installments due pursuant hereto in the inverse order of maturity.

The obligations of this Promissory Note are fully secured by a Security Agreement entered into on the date hereof between the Maker and the Payee on terms satisfactory to Payee in accordance with the terms therein.

Maker hereby irrevocably waives presentment, protest, notice of protest, and dishonor.

If any installment of principal or interest is not paid within fifteen (15) days of the date when due, the holder hereof, at his option, may declare all remaining installments of principal immediately due and payable and proceed to collect the same at once.

Witness:

(SEAL)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNIVERSAL CAPITAL MANAGEMENT, INC.

The undersigned hereby appoints Michael D. Queen and Joseph Drennan proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on April 14, 2006, at the Special Meeting of Stockholders of Universal Capital Management, Inc. (the “Company”) on May 8, 2006, and at all postponements and adjournments thereof, on the matter set forth herein.

Your signature should appear exactly as your name appears in the space at the left. For joint accounts, any co-owner may sign. When signing in a fiduciary or representative capacity, please give your full title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or partner.

Date:	, 2006
(OVER)

1.	APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN AND AUTHORIZATION OF ISSUANCE OF SECURITIES UNDER THE PLAN

☐ FOR	☐ AGAINST ☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN AND AUTHORIZATION OF THE ISSUANCE OF SECURITIES UNDER THE PLAN.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE OTHER SIDE AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

(Over)